UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 24, 2025

Date of Report (date of earliest event reported)

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41705	46-4478536
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 Business Park Drive

Branford, CT 06405

(Address of principal executive offices and zip code)

(203) 646-6446

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	AZTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 24, 2025, Azitra, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”) pursuant to which the Company agreed to issue and sell to the Purchaser in a private placement offering priced at a premium to market in accordance with NYSE rules (the “Offering”) an aggregate of 535,759 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 4,151,741 shares of Common Stock (the “Pre-Funded Warrants Shares”) at an exercise price of $0.0001 per Pre-Funded Warrant, and (iii) common stock purchase warrants (the “Common Warrants” together with the Pre-Funded Warrants, the “Warrants”) to purchase up to an aggregate of 4,687,500 shares of Common Stock (the “Common Warrant Shares” together with the Pre-Funded Warrant Shares, the “Warrant Shares”) at an exercise price of $0.32 per Common Warrant. The offering price was $0.32 per share of Common Stock or Pre-Funded Warrant and accompanying Common Warrant (the “Offering Price”). The Pre-Funded Warrants are immediately exercisable and do not expire until exercised in full. The Common Warrants are exercisable upon shareholder approval and will expire on the five-year anniversary of shareholder approval.

The Common Stock, Warrants, and Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Common Stock, Warrants, and Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The gross proceeds from the Offering before deducting expenses were approximately $1.5 million. The Company intends to use the proceeds from the offering for general corporate purposes. The Offering closed on November 25, 2025.

The Purchase Agreement contains customary representations and warranties of the Company, customary conditions to closing, and termination provisions. Pursuant to the terms of the Purchase Agreement, for 60 days from the closing of the Purchase Agreement, subject to certain exceptions, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or common stock equivalents, or file any registration statement or any amendment or supplement thereto. Additionally, from the date of the Purchase Agreement until February 26, 2027, upon any issuance by the Company of Common Stock or common stock equivalents for cash consideration, debt, or a combination of thereof (a “Subsequent Financing”), the Purchaser shall have the right to participate up to an amount of the Subsequent Financing equal to an aggregate of 25% of the Subsequent Financing. The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other party to the Purchase Agreement, and such representations and warranties should not be relied on by any other person.

Under the terms of the Warrants, a holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage of ownership is determined in accordance with the terms of the Warrants. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise of the Warrants.

The foregoing descriptions of the Purchase Agreement, Pre-Funded Warrants, and Common Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement, Form of Pre-Funded Warrant, and Form of Common Stock Purchase Warrant, copies of which are filed as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Placement Agency Agreement

In connection with the Offering, on November 24, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC, as sole placement agent (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as the exclusive placement agent in connection with the Offering. Pursuant to the Placement Agency Agreement and as consideration for the Placement Agent’s services thereunder, the Company agreed to: (i) pay a cash fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the securities in the Offering; (ii) issue warrants (the “Placement Agent Warrants”) to purchase 187,500 shares of Common Stock (the “Placement Agent Warrant Shares”), equal to 4.0% of the total number of shares of Common Stock and Pre-Funded Warrants sold in the Offering, at an exercise price equal to 125% of the Offering Price; and (iii) reimburse the Placement Agent for certain out of pocket expenses, including the reasonable fees of legal counsel, in an amount not to exceed $50,000. The Placement Agent Warrants are exercisable on the six-month anniversary of the issuance date and expire on the five-year anniversary of the commencement of the Offering. The Placement Agency Agreement also contains representations, warranties, and indemnification and other provisions customary for transactions of this nature.

The Placement Agent Warrants and Placement Agent Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Placement Agent Warrants and Placement Agent Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The foregoing descriptions of the Placement Agency Agreement and Placement Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Placement Agency Agreement and Form of Placement Agent Warrant copies of which are filed as Exhibits 10.2 and 4.3, respectively, to this Current Report and are incorporated herein by reference.

Registration Rights Agreement

Concurrently with entering into the Purchase Agreement and the Placement Agency Agreement, on November 24, 2025, the Company and the Purchaser entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Resale Registration Statement”), within 20 days, providing for the resale by the Purchaser of the shares of Common Stock and Warrant Shares and to have such registration statement declared effective within 60 days (or 90 days, if the Securities and Exchange Commission conducts a full review), and to maintain the effectiveness of such registration statement until all securities registered pursuant to the Resale Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. Neither this Current Report nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 8.01 Other Events.

On November 24, 2025, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed electronically herewith:

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Common Stock Purchase Warrant.
4.3	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement, dated November 24, 2025, by and among the Company and Maxim Group LLC.
10.3	Form of Registration Rights Agreement
99.1	Press release dated November 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 25, 2025.

AZITRA, INC.

By:	/s/ Francisco D. Salva
Name:	Francisco D. Salva
Title:	Chief Executive Officer